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                                                                 (EXHIBIT 10.18)
                           AMENDMENT NUMBER 1 TO THE
                      AMBAC INC. SUPPLEMENTAL PENSION PLAN


          WHEREAS, Section 12.1 of the AMBAC Inc. Supplemental Pension Plan (the "PLAN") provides that the Board of Directors (the "BOARD") of AMBAC Inc. (the "COMPANY") may amend the Plan; and

          WHEREAS, the Board has approved an amendment to the Plan in the manner set forth below;

          NOW, THEREFORE, effective as of April 30, 1997, the Plan is hereby amended as follows:

          1. The text of Section 3.1 of the Plan is hereby deleted and is replaced by the following:

               "Eligibility.  Any Employee who is not an Excluded Individual and
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          who is a participant in the Pension Plan and whose retirement benefits under the Pension Plan are limited by the benefit limitation set forth in Code Section 401(a)(17) shall be eligible to participate in this Supplemental Plan. "Excluded Individual" shall mean (i) any
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          Employee who is designated by the Company at the time of hire as not eligible to participate in the Supplemental Plan, (ii) any employee of AMBAC Connect Inc., a Delaware corporation, or its predecessors, (iii) any employee of Cadre Financial Services, Inc., a Delaware corporation, or its predecessors, (iv) any employee of AMBAC Securities Inc., a Delaware corporation, or its predecessors, or (v) any individual who is treated or designated by the Company as an independent contractor, leased employee or consultant (regardless of whether such treatment or designation is subsequently upheld by a court, judicial or arbitral authority or any other governmental agency). Excluded Individuals are not eligible to participate in or receive benefits under the Supplemental Plan."

          2. The text of Section 7.2 of the Plan is hereby deleted and is replaced by the following:

               "Interpretation of the Supplemental Plan; Finality of
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          Determination.  The Plan Administrator has complete authority, in its
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          sole and absolute discretion, to construe the terms of the
          Supplemental Plan (and any related or underlying documents or policies), and to determine the eligibility for, and amount of benefits due under, the Supplemental Plan to Participants. All such interpretations and determinations of the Plan Administrator shall be final and binding upon all parties and persons affected thereby."


          3. Except as otherwise amended above, the Plan shall remain in full force and effect.

                                         AMBAC Inc.



                                         By:  /s/ Janice Reals Ellig
                                           -------------------------
                                         Title:  Senior Vice President